UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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       Rule14a-6(e)(2))
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[X]  Soliciting Material pursuant to ss. 240.14a-12

                               BUCS FINANCIAL CORP
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

FOR IMMEDIATE RELEASE
Date: September 6, 2006

Contacts:         Community Banks, Inc.
                  Eddie L. Dunklebarger, Chairman, President and CEO
                  TN: (717) 920-5800

                  BUCS Financial Corp
                  Herbert J. Moltzan, President and CEO
                  TN: (410) 998-5304

          COMMUNITY BANKS, INC AND BUCS FINANCIAL CORP ANNOUNCE MERGER

Harrisburg, PA and Owings Mills, MD - The Boards of Directors of Community Banks, Inc. (listed on NASDAQ under the symbol "CMTY"), parent company of CommunityBanks, and BUCS Financial Corp (listed on the OTC Bulletin Board under the symbol "BUCS"), parent company of BUCS Federal Bank, have unanimously approved the execution of a definitive agreement pursuant to which BUCS will merge into Community, with Community as the surviving corporation. Following the holding company merger, the subsidiary banks will also merge under the CommunityBanks charter. The transaction with BUCS, which represents Community's first acquisition in Maryland, will create a cornerstone upon which Community expects to build a more expansive presence in northern Maryland and the Baltimore Metropolitan markets. Herbert J. Moltzan, currently the President and CEO of BUCS, will become the President of Community's Metropolitan Baltimore Region. Upon consummation of the transaction, the Region will include the four banking offices that BUCS operates, as well as the two banking offices Community currently operates in Carroll County, MD.

Community Banks, Inc., a financial holding company with $3.3 billion in assets and 73 banking offices in ten Pennsylvania counties and Carroll County, Maryland, is headquartered in Harrisburg, Pennsylvania. BUCS Financial Corp, headquartered in Owings Mills, Maryland, has two banking offices in Baltimore County and two banking offices in Howard County, Maryland, with total assets in excess of $143 million. These Maryland counties provide an enviable demographic profile for CommunityBanks. Baltimore County, Maryland has a population of nearly 800,000 and median household income exceeding the national average by 16%. Howard County, Maryland, with a population over 275,000, and a growth rate this decade exceeding the national average by 64%, has median household income of nearly $80,000, exceeding the national average by an astounding 83%.

According to Eddie L. Dunklebarger, Chairman, President and CEO of Community Banks, Inc., "The affiliation with BUCS Financial Corp provides CommunityBanks the foundation to become a formidable competitor in the Baltimore area. We expect to build our Maryland franchise based upon the impressive retail and commercial banking platform BUCS has developed." Mr. Dunklebarger also commented on Community's future plans, stating: "We anticipate continued growth in the combined franchises throughout the metropolitan area via the combination of additional acquisitions and de novo branching."

Mr. Moltzan commented that "Community provides BUCS the marketing resources, products and services necessary to compete more effectively." In addition to a complete line of retail and commercial banking services, CommunityBanks also offers trust & asset management, retail investment & brokerage, and title & settlement services.

In the past few years, CommunityBanks has continued to strengthen its demographic profile with the successful acquisition and integration in 2005 of PennRock Financial Corp, a $1.2 billion institution which add 18 offices in the rapidly growing Pennsylvania counties of Lancaster, Berks and Chester. Additionally, since 2005, CommunityBanks has opened five new offices in South Central Pennsylvania.

Community will acquire all outstanding shares of BUCS' common stock for a total purchase price of approximately $22.6 million. The purchase price is based on a fixed price of $24.00 in cash, or shares of Community common stock having an approximate value of $24.00 with the precise exchange ratio to be established at closing based on Community's stock price prior to completion of the merger, or a combination of cash and stock. Community will pay a minimum of 50% and a maximum of 65% of the purchase price in shares of Community common stock, and the remainder of the purchase price will be paid in cash. BUCS shareholders will be able to choose whether to receive stock, cash or a combination of stock and cash for their shares of BUCS common stock, subject to Community's ability to reallocate elections on a proportionate basis . Option holders of BUCS common stock will be paid a per-share amount equal to the difference between $24.00 and the exercise price of their options, and their options will be canceled.

Completion of the merger is subject to various conditions including the approval of the stockholders of BUCS Financial Corp and receipt of all required regulatory approvals. The parties anticipate that the merger will be consummated by April 1, 2007, assuming satisfaction of all conditions.

Boenning & Scattergood, Inc. acted as financial advisor to Community, while Mette, Evans & Woodside of Harrisburg provided legal counsel. FinPro, Inc. acted as financial advisor to BUCS and Malizia Spidi & Fisch, PC of Washington, D.C. acted as BUCS' legal counsel.

This press release contains "forward looking" information as defined by the Private Securities Litigation reform act of 1995, which is based on Community's and BUCS Financial Corp's current expectations, estimates and projections about future events and financial trends affecting the financial condition of the businesses. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community and BUCS Financial Corp undertake no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.

The following disclosure is made in accordance with Rules 165 and 14a-12 of the Securities and Exchange Commission ("SEC").

Community urges its shareholders and the shareholders of BUCS Financial Corp, as well as other investors, to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 which Community will file with the SEC in connection with the proposed merger as soon as it is available as it will contain important information. This proxy statement/prospectus will contain important information about Community, BUCS Financial

Corp, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After the proxy statement/prospectus is filed with the SEC, it will be available for free on the SEC's web site at http://www.sec.gov. It will also be available for free from Community and BUCS Financial Corp. You may direct such a request to either of the following persons:

Patricia E. Hoch,                                         Herbert J. Moltzan
Senior Vice President and Corporate Secretary             President and CEO
777 East Park Drive                                       10445 Mill Run Circle
Harrisburg, Pennsylvania 17111                            Owings Mills, MD 21117
Phone: (717) 920-5800                                     Phone:  (410) 998-5304

In addition to the proposed registration statement and proxy statement/prospectus, Community and BUCS file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Community or BUCS at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Community's and BUCS' filings with the SEC are also available to the public from commercial document-retrieval services and for free on the SEC's web site at http://www.sec.gov.

Community and BUCS and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information concerning such officers and directors is included in the parties' proxy statements for their annual meetings of shareholders in 2006, previously filed with the SEC. These documents are available for free on the SEC's website at http://www.sec.gov and they are also available at no charge from the companies. You may direct a request for these documents to the officers identified above.